SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

August 14, 2002
Date of Report (Date of earliest event reported)

MEADWESTVACO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31215	31-1797999
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

One High Ridge Park, Stamford, Connecticut 06905
(Address of principal executive offices)

(203) 461-7400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

On August 14, 2002, the Principal Executive Officer, John A. Luke, Jr., and the Principal Financial Officer, Karen R. Osar, of MeadWestvaco Corporation (the "Registrant") submitted to the United States Securities and Exchange Commission sworn statements pursuant to Securities and Exchange Commission Order No. 4-460 (June 27, 2002). The filing of these statements with this Form 8-K should not be considered as implying that the Registrant considers these documents to be material in nature.

          A copy of each statement is attached hereto as Exhibit 99.1 and 99.2, respectively.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
99.1	John A. Luke, Jr., Statement Under Oath of Principal Executive Officer dated August 14, 2002
99.2	Karen R. Osar, Statement Under Oath of Principal Financial Officer dated August 14, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 14, 2002

  MEADWESTVACO CORPORATION

  By: /s/ John J. Carrara
  John J. Carrara
  Assistant Secretary